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                                              EXHIBIT 11.1



                    GENESEE & WYOMING INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)


                                                            YEAR TO DATE
                                                         DECEMBER 31, 1996
                                                         -----------------

PRIMARY EARNINGS PER SHARE CALCULATION:
---------------------------------------
Net Income                                                      $5,905

Weighted average number of common stock and common stock equivalents outstanding:

  Weighted average number of shares outstanding                  3,829
  Common stock equivalents applicable to warrants                   38
  Common stock equivalents issuable under stock option plans        75
                                                                ------
  Common stock and common stock equivalents                      3,941
                                                                ======

Earnings per share - primary                                    $ 1.50
                                                                ======

FULLY DILUTED EARNINGS PER SHARE CALCULATION:
---------------------------------------------

Net Income                                                      $5,905
Weighted average number of common stock and common stock equivalents outstanding:

  Weighted average number of shares outstanding                  3,829
  Common stock equivalents applicable to warrants                   38
  Common stock equivalents issuable under stock option plans       100
                                                                ------
  Common stock assuming full dilution                            3,966
                                                                ======

Earnings per share - fully diluted                              $ 1.49
                                                                ======

(1) This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.